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Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

RIGHTNOW TECHNOLOGIES, INC.

(As Adopted May 5, 2004)

ARTICLE I
OFFICES

        Section 1.01.    Registered Office.    The registered office of RightNow Technologies, Inc., in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof shall be The Corporation Trust Company.

        Section 1.02.    Other Offices.    The corporation also may have an office or offices at such other place or places either within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may from time to time require.

        Section 1.03.    Books and Records.    The books and records of the corporation may be kept at the corporation's headquarters in Bozeman, Montana or at such other locations outside the State of Delaware as may from time to time be designated by the board of directors.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 2.01.    Place of Meetings.    Each meeting of the stockholders of the corporation shall be held at such place either within or without the State of Delaware as shall be fixed by resolution of the board of directors and specified in the notice of said meeting. If no designation is made by the board of directors, the place of meeting shall be the principal office of the corporation.

        Section 2.02.    Annual Meetings.    The annual meeting of the stockholders for the transaction of such business as may properly come before the meeting shall be held at such place, date and time as shall be determined by the board of directors.

        Section 2.03.    Special Meetings.    A special meeting of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer or by a majority of the board of directors and shall be called by the president or secretary at the request in writing of stockholders owning 15% of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. This Section 2.03 may not be altered, amended or repealed except by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

        Section 2.04.    Notice of Annual and Special Meetings.    Except as otherwise required by law, written notice of the annual and any special meetings of the stockholders, stating the place, date and time of the meeting, and for special meetings the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten (10), nor more than sixty (60), days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the corporation.

        Section 2.05.    Business at Annual and Special Meetings.    The business to be transacted at any annual or special meeting of stockholders shall be limited to business that is properly brought before the meeting. For the purposes of these bylaws, "properly brought before the meeting" shall mean the business that is (i) specified in the notice of the meeting given by the board of directors, (ii) otherwise brought before the meeting by order of the board of directors, or (iii) otherwise properly brought before an annual meeting by a stockholder. Except with respect to nominations for the election of directors, which shall be governed by Section 3.02 hereof, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting, which notice must be received by the secretary of the corporation no later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. Except with respect to nominations for the election of directors, which shall be governed by Section 3.02 hereof, each such notice shall set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the business proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) a representation as to the stockholder's material interest in the business being proposed. The presiding officer of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedure. This Section 2.04 may not be altered, amended or repealed except by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

        Section 2.06.    Quorum and Adjourned Meetings.    The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which the quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 2.07.    Required Vote.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or by the certificate of incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

        Section 2.08.    Conduct of Meetings of Stockholders.    The chairman of the board of directors, or if there shall be none or in his or her absence, the highest ranking officer of the corporation, among a group consisting of the chief executive officer, president and the vice presidents, who is present at the meeting, or in all of their absences an individual designated by the board of directors, shall call to order and act as the chair of any meeting of the stockholders of the corporation. The secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the chair of the meeting appoints. The board of directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by applicable law, such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by stockholders in attendance at the meeting and the procedures to be followed for counting stockholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the board of directors or the chair of the meeting, it shall not be necessary to follow Roberts' Rules of Order or any other rules of parliamentary procedure at the meeting of stockholders. Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority to adjourn the meeting.

        Section 2.09.    Conduct of Business.    No business shall be conducted at an annual meeting of stockholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these by-laws. If the introduction of any business at an annual meeting of stockholders does not comply with the procedures specified in this Section, the chair of the meeting shall declare that such business is not properly before the meeting and shall not be considered at the meeting.

        Section 2.10.    Stockholder List.    The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.11.    Inspectors of Elections.    The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

        Section 2.12.    Fixing Record Date.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty

(60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III
BOARD OF DIRECTORS

        Section 3.01.    General Powers.    The business, property and affairs of the corporation shall be managed under the direction of the board of directors.

        Section 3.02.    Nomination of Directors.    Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, or (ii) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a director of the corporation if so elected; and (g) such additional information as the board of directors or a nomination or similar committee appointed by the board of directors may require pursuant to resolutions of the board of directors or such committee's charter. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. This Section 3.02 may not be altered, amended or repealed except by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation.

        Section 3.03.    Quorum and Manner of Acting.    A majority of the number of the directors in office at the time, but not less than three, shall constitute a quorum for the transaction of business at any meeting. Except as otherwise required by the certificate of incorporation or these bylaws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the board of directors. In the absence of a quorum at any meeting of the board, such meeting need not be held, or a majority of the directors present thereat or, if no director is present, the secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

        Section 3.04.    Offices; Place of Meetings.    The board of directors may hold meetings and have an office or offices at such place or places within or without the State of Delaware, as the board of directors may from time to time determine.

        Section 3.05.    Annual Meeting.    The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable following each annual meeting of stockholders. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the board of directors.

        Section 3.06.    Regular Meeting.    Regular meetings of the board of directors shall be held at such places and at such times as the board of directors shall from time to time determine. Notice of regular meetings of the board of directors need not be given.

        Section 3.07.    Special Meetings and Notice.    Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer or any two of the directors. Notice of each such meeting shall be mailed by the secretary to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business by facsimile, electronic or similar means, or be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by facsimile, electronic or similar means, or by mail, whether before or after such meeting shall be held, or if he or she shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

        Section 3.08.    Organization.    At each meeting of the board of directors, the chairman of the board, or in the absence of the chairman of the board, if they be directors, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any director chosen by a majority of the directors present thereat, shall preside. The secretary, or in his or her absence an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

        Section 3.09.    Order of Business.    At all meetings of the board of directors, business shall be transacted in the order determined by the board of directors.

        Section 3.10.    Action by Unanimous Consent.    Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.

        Section 3.11.    Telephone, etc. Meetings.    Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

        Section 3.12.    Resignation.    Any director of the corporation may resign at any time by giving written notice of his or her resignation to the chairman of the board, the chief executive officer or the secretary of the corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.13.    Compensation.    Each director, in consideration of his or her serving as such, shall be entitled to receive from the corporation such amount per annum or such fees for attendance at directors' and committee meetings, or both, as the board of directors shall from time to time determine. The board of directors likewise may provide that the corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

        Section 3.14.    Indemnification of Directors and Officers.    The corporation shall indemnify its directors and officers in the manner and to the extent provided in the certificate of incorporation. The board of directors may authorize the purchase and maintenance of insurance and the entry into by the corporation of agreements for the purpose of such indemnification, for such persons and for such liabilities and in such manner and under such circumstances and to the extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") of the State of Delaware, as now or hereafter enacted.

        Section 3.15.    Removal.    Unless otherwise specified by law or the certificate of incorporation, any director or the entire board of directors may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors, but only for cause.

ARTICLE IV
COMMITTEES

        The board of directors may, by resolution or resolutions passed by a majority of the full board of directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may make, alter and repeal a committee's charter or other rules for the conduct of such committee's business. A majority of all the members of any such committee may determine its actions, establish its procedures and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time, unless otherwise provided in such committee's charter, or other rules for the conduct of its business, adopted by the board of directors.

ARTICLE V
OFFICERS

        Section 5.01.    Number.    The principal officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a chief financial officer, a president, one or more vice presidents (the number thereof to be determined by the board of directors and one or more of whom may be designated as executive or senior vice presidents), a secretary and a treasurer. The board of directors also may elect a chairman of the board. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person. The offices of the corporation for which officers may be elected shall be set forth from time to time by resolution of the board of directors.

        Section 5.02.    Election, Qualification and Term of Office.    Each officer of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected by the board of directors from time to time and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

        Section 5.03.    Other Officers.    The corporation may have such other subordinate officers, agents and employees as the chief executive officer may deem necessary, including one or more assistant secretaries, one or more assistant treasurers, a controller and one or more assistant controllers, each of whom shall hold office for such period, have such authority and perform such duties as the chief executive officer may from time to time determine.

        Section 5.04.    Removal.    Any officer may be removed, either with or without cause, by the vote of a majority of the full board of directors or, except in the case of any officer elected by the board of directors, by any officer upon whom the power of removal may be conferred by the board of directors. Such removal from office shall not affect any rights that such removed officer may have under any employment or stockholder agreement.

        Section 5.05.    Resignation.    Any officer may resign at any time by giving written notice to the board of directors or to the chief executive officer. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.06.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for regular election or appointment to such office.

        Section 5.07.    Chairman of the Board.    The chairman of the board, if one is elected, shall preside at all meetings of the stockholders and of the board of directors and shall perform such other duties and have such responsibilities as the board of directors may from time to time determine.

        Section 5.08.    Chief Executive Officer.    The chief executive officer shall have general supervisory management over the business of the corporation, shall report to the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general control of the board of directors. In the absence of the chairman of the board for any reason, including the failure of the board of directors to elect the chairman of the board, or in the event of the chairman's inability or refusal to act, the chief executive officer shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board.

        Section 5.09.    President.    The president shall be responsible for the active management of the business of the corporation, shall perform such other duties as may be prescribed by the board of directors or the chief executive officer and shall have authority to execute such contracts and take such actions required in connection therewith. In the absence of the chief executive officer for any reason, including the failure of the board of directors to elect a chief executive officer, or in the event of the chief executive officer's inability or refusal to act, the president or any vice president designated by the board of directors shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

        Section 5.10.    Chief Financial Officer.    The chief financial officer shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation's policies and procedures as adopted by resolution of the board of directors, making or causing to be made proper vouchers therefor; (v) render to the chief executive officer and the board of directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and (vi) perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer. The powers and duties specified herein may be modified or limited at any time by the board of directors.

        Section 5.11.    Vice President.    The vice president or, if there be more than one, the vice presidents, in the order determined by the board of directors (or if there is no such determination, then in the order of their election), shall, in the absence of the president for any reason, including the failure of the board of directors to elect a president or in the event of the president's inability or refusal to act, perform the duties of the president, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the president. The vice president or vice presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

        Section 5.12.    Secretary.    The secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the board of directors and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may from time to time be assigned to him or her by the board of directors or the chief executive officer.

        Section 5.13.    Assistant Secretary.    The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary for any reason, including the failure of the board of directors to elect a secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors or president may from time to time prescribe. Any assistant secretary shall have authority to attest by his or her signature to the same extent as the secretary.

        Section 5.14.    Treasurer.    The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation, and shall deposit all such funds to the credit of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursements, and shall render to the board of directors, whenever the board may require him or her so to do, and shall present at the annual meeting of the stockholders a statement of all his or her transactions as treasurer; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

        Section 5.15.    Assistant Treasurer.    The assistant treasurer, or if there be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer, for any reason, including the failure of the board of directors to elect a treasurer, or the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and perform such other duties and have such other powers as the board of directors and president may from time to time prescribe.

        Section 5.16.    Compensation.    The compensation of the officers shall be fixed from time to time by or in the manner prescribed by the board of directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. The application of this Section 5.15 shall not affect the right any officer may have regarding compensation under an employment agreement.

ARTICLE VI
STOCK CERTIFICATES AND TRANSFERS

        Section 6.01.    Stock Certificates.    The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the corporation may from time to time prescribe. The certificates of stock shall be signed, countersigned and registered in such manner as the board of directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 6.02.    Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 6.03.    Stock Transfers.    The shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

ARTICLE VII
GENERAL PROVISIONS

        Section 7.01.    Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 7.02.    Contracts and Checks.    Except as otherwise required by law, the certificate of incorporation or these bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the board of directors may from time to time direct. Such authority may be general or confined to specific instances as the board of directors may determine. The chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president may execute bonds, contracts, deeds, leases, checks, demands for money, notes and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the board of directors or the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

        Section 7.03.    Fiscal Year and Audits.    The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December of each year. The accounts, books and records of the corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the board of directors, and it shall be the duty of the board of directors to cause such audit to be made annually.

        Section 7.04.    Seal.    The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
AMENDMENTS

        Except as otherwise set forth in these bylaws, the certificate of incorporation or the DGCL, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the directors or a majority of the shares held by stockholders represented and entitled to vote at any meeting at which a quorum is present and upon proper notice. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

CERTIFICATE OF SECRETARY OF

RIGHTNOW TECHNOLOGIES, INC.

        The undersigned, Alan A. Rassaby, hereby certifies that he is the duly elected and acting Secretary of RightNow Technologies, Inc., a Delaware corporation, and that the Bylaws attached hereto constitute the Bylaws of said corporation as duly adopted by the board of directors on May 5, 2004.

        IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 5th day of May, 2004.

Alan A. Rassaby, Secretary

QuickLinks

  Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF RIGHTNOW TECHNOLOGIES, INC. (As Adopted May 5, 2004) ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV COMMITTEES
ARTICLE V OFFICERS
ARTICLE VI STOCK CERTIFICATES AND TRANSFERS
ARTICLE VII GENERAL PROVISIONS
ARTICLE VIII AMENDMENTS
CERTIFICATE OF SECRETARY OF RIGHTNOW TECHNOLOGIES, INC.